Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. [__]	[__], 2019

NeuroOne Medical Technologies Corporation

BROKER Warrant

_________________

This Certifies That, for value received, [__], or his/her/our registered assigns (the “Holder”), is entitled to subscribe for and purchase from NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), at any time commencing on [__], 2019 and expiring on [__], 2024 (such period, the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below). This Warrant is issued in connection with that certain Placement Agent Agreement, dated [___], by and between the Company and [___], [an affiliate of Holder], as amended.

This Warrant is subject to the following terms and conditions:

1. Shares. The Holder has, subject to the terms set forth herein, the right to purchase, at any time during the Warrant Exercise Term, up to [___] ([___]) shares of the Company’s common stock (“Common Stock”), at a per share exercise price of $[___] (as the same may be adjusted as provided in Section 5 hereof, the “Exercise Price”). The shares of Common Stock received upon any exercise of this Warrant are referred to herein as the “Shares”.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder at any time during the Warrant Exercise Term, in whole or in part, by delivering to the Company at its principal office, or at such other office as the Company may designate (i) the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder and (ii) this Warrant certificate, accompanied by (iii) payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made. In no event shall the Company be required to net cash settle any Warrant exercise.

(b) Redemption.

(i) All of the outstanding Warrants (but not less than all) may be redeemed, at the option of the Company, at any time beginning after the one-year anniversary of the date hereof and during the Warrant Exercise Term upon notice to the Holder at the price of $[__] per Warrant (the “Redemption Price”), provided that the VWAP (as defined below) of the Common Stock is at least 200% of the Exercise Price for 20 consecutive Trading Days prior to the date on which notice of the redemption is given. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board or OTC Markets, Inc.), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding Trading Day) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (B) if the Common Stock is then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding Trading Day) on the OTC Bulletin Board, (C) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (D) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder, the fees and expenses of which shall be paid by the Company. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing), the OTC Bulletin Board or OTC Markets, Inc.

(ii) The Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the Holder to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

(iii) The notice of redemption shall contain the information necessary to calculate the number of Shares to be received upon exercise of the Warrants, including the VWAP calculations. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder (i) a certificate or certificates for the number of validly issued, fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise (or uncertificated shares) and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) hereof were delivered and made, respectively, irrespective of the date of delivery (physically or electronically) of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open. Shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required).

3. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of the Common Stock computed using the following formula:

X = Y(A-B)

           A

Where X= the number of shares of the Common Stock to be issued to the Holder

Y = the number of shares of the Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Common Stock (at the date of such calculation)

B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of the Common Stock shall be determined by the Company’s Board of Directors in good faith.

4. Change in Control.

(a) For the purpose of this Warrant, “Change in Control” means a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company, unless the requisite stockholders of the Company elect, pursuant to the Company’s Certificate of Incorporation, as amended and in effect from time to time (the “Certificate of Incorporation”), for such transaction or transactions not to be a change in control of the Company.

(b) Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is not an asset sale and in which the sole consideration is cash, either (i) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (ii) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Change in Control. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than 10 days prior to the closing of the proposed Change in Control.

(c) Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is an “arms-length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (i) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (ii) if the Holder elects not to exercise the Warrant, this Warrant will continue until the expiration of the Warrant Exercise Term if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than 10 days prior to the closing of the proposed Change in Control. As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly 10% or more of the stock of the Company, and any person or entity that controls or is controlled by or is under common control with such persons or entities.

(d) Upon the written request of the Company, the Holder agrees that, in the event of a stock for stock Change in Control of the Company by a publicly traded acquirer if, on the record date for the Change in Control, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than two times the Exercise Price, the Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Change in Control as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

(e) Upon the closing of any Change in Control other than those particularly described in subsections (b), (c) and (d) above of this Section 4, the successor entity, if any, and if applicable, shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Change in Control and subsequent closing. The Exercise Price and/or number of Shares shall be adjusted accordingly.

5. Adjustment of Exercise Price and Number of Shares.

(a) Adjustment for Reclassification or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class pursuant to the terms of the Certificate of Incorporation of the Company. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5(a) including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

(b) Adjustments for Split, Subdivision or Combination of Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would be entitled to receive had it been the holder of record of the class of security receivable upon exercise of this Warrant on the record date fixed for the determination of stockholders eligible to receive such dividend, giving effect to all adjustments called for by the provisions of this Section 5 that occur from such record date to the date of such exercise.

(d) [Reserved.]

(e) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 5, following any adjustment hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

6. Transfer of Warrant.

(a) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with certain transfer restrictions.

(b) Holder Representation. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

7.  Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the business day of delivery if sent by facsimile or electronic transmission, in each case to the intended recipient as set forth below:

If to the Company to:

NeuroOne Medical Technologies Corporation

10901 Red Circle Drive, Suite 150

Minnetonka, MN 54343

Attention: David A. Rosa

Email: daver@neurooneinc.com

With a copy (that shall not constitute notice) to:

Honigman LLP

650 Trade Centre Way Suite 200

Portage, Michigan 49002

Attention: Phillip D. Torrence

Facsimile: (269) 337-7703

Email: ptorrence@honigman.com

If to the Holder at [●].

Either party may give any notice, request, consent or other communication under this Warrant using any other means, but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 7.

8. Legends. The Holder acknowledges that each certificate evidencing the Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. Each such certificate shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

9. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 8 hereof, the Company shall issue to such holder a new certificate free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

10. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round the number of Shares to be issued up to the nearest whole Share. This Warrant may only be exercised for whole shares.

11. Rights of Stockholders. Except as expressly provided in Section 5(c) hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

12. Miscellaneous.

(a) Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

(d) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(e) The Company shall not, by amendment of the Certificate of Incorporation or bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(g) This Warrant and any provision hereof may be amended, waived or terminated only by the written consent of the Company and Holder.

signature page follows

In Witness Whereof, the Company has caused this Warrant to be signed by its duly authorized officer.

Neuroone Medical Technologies Corporation

By:
Name:	David A. Rosa
Title:	Chief Executive Officer

Signature Page to
Common Stock Purchase Warrant

Exhibit A

NOTICE OF EXERCISE

To:	NeuroOne Medical Technologies Corporation

(1)    ☐    The undersigned hereby elects to purchase _____ shares of the Common Stock (the “Shares”) of NeuroOne Medical Technologies Corporation, a Delaware corporation, or its successors or assigns (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        ☐   The undersigned hereby elects to purchase _____ Shares, pursuant to the terms of the net exercise provisions set forth in Section 3 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue said Shares in the name of the undersigned or in such other name as is specified below:

________________________________ (Holder’s Name)

_________________________________

_________________________________

(Address)

(3) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[Holder]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: ______________________________________________________________________________

A-1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)

Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: